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                                                                    EXHIBIT a(3)

                       PILGRIM EMERGING MARKETS FUND, INC.

                              ARTICLES OF AMENDMENT

         PILGRIM EMERGING MARKETS FUND, INC. a Maryland Corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         First:            The charter of the Corporation is hereby amended by
striking out Article FIRST of the Articles of Incorporation and inserting in lieu thereof the following:

         "FIRST:           The name of the corporation is ING VP Emerging
Markets Fund, Inc."

         Second:           The Amendment to the Articles of Incorporation of the
Corporation as hereinabove set forth shall be effective on May 1, 2002

         Third:            The foregoing amendment to such Articles of
Incorporation of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders, and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

         Fourth:           The undersigned Senior Vice President of the
Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information, and belief that the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

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         IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed in its name and on its behalf by its Senior Vice President. Michael J. Roland, and attested by its Secretary, Kimberly A. Anderson, on the 11th day of April, 2002

                                            PILGRIM EMERGING MARKETS FUND, INC.

                                            By: /s/ Michael J. Roland
                                                --------------------------------
                                            Michael J. Roland
                                            Senior Vice President

ATTEST:

/s/ Kimberly A. Anderson
----------------------------------
Kimberly A. Anderson
Vice President & Secretary